                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report: OCTOBER 1, 2002 (AMENDS FORM 8K FILED AUGUST 2, 2002)

                              ELAMEX, S.A. DE C.V.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         Commission file number: 0-27992



              MEXICO                                       NOT APPLICABLE
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


        1800 NORTHWESTERN DR.
             EL PASO, TX.                                      79912
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                                 (915) 298-3061
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                IN EL PASO, TEXAS


Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 [17 CFR 240.13a-11] or Rule 15d-11 [17 CFR 240.15d-11].

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 18, 2002, Elamex USA, Corp. ("Elamex USA"), a wholly owned Delaware subsidiary of Elamex, S.A. de C.V. and subsidiaries ("Elamex"), completed the acquisition of Mt. Franklin Holdings, LLC, and Franklin Food Products LLC and the merger of Reprop Corporation with and into Elamex USA. The effective closing date for tax and accounting purposes was the close of business on June 28, 2002.

DESCRIPTION OF COMPANIES ACQUIRED

     Mt. Franklin Holdings, LLC ("Mt. Franklin"), a limited liability company organized under the laws of Delaware, is a holding company whose only activity is ownership of 100% of Franklin Connections, LP ("Franklin Connections"). Mt. Franklin was owned 34.262% by Azar Nut Company, a Delaware corporation which is owned approximately 78% by private investors located in the United States and 22% by members of the management of Franklin Connections. Franklin Connections operates a retail nut and foodservice nut packaging and marketing company whose operations are located in El Paso, Texas and a candy manufacturing facility in Juarez, Mexico. The nut business operates under the trade name "Azar Nuts" while the candy sector generally operates under the "Sunrise" trade name. In addition to the nut and candy operations, Franklin Connections has a small operation in El Paso involved in providing contract warehousing and distribution. Franklin Connections signed a shelter contract with Elamex, S.A. de C.V. in 2000 for its plant in Juarez Mexico. In 2001 Franklin Connections received a $3 million convertible subordinated loan from Elamex, S.A. de C.V. with a term of five years. In 2002 Franklin Connections also received a loan from Elamex, S.A. de C.V. of $4.1 million, which was paid at the closing date of this acquisition transaction.

     Franklin Food Products LLC (FFP) is a Delaware limited liability company whose only activity is the ownership of 65.738% of Mt. Franklin. FFP was owned 50.1% by Reprop Corporation and 49.9% by Kids Holding Corp., a privately held company organized under the laws of Delaware.

     Reprop Corporation (Reprop) is a company organized under the laws of Delaware whose only activity at the date of merger was the ownership of 50.1% of FFP. Reprop was owned 100% by Accel, S.A. de C.V. (Accel). Accel is a Mexican company and is the majority owner of Elamex, S.A. de C.V.

PURCHASE PRICE AND PAYMENT METHOD

     The purchase price was based upon negotiations with Azar Nut Company and Kids Holding Corp. considering the fair market value of Franklin Connections in relation to the value of the Elamex's shares. Reprop Corporation, an affiliate of Elamex, agreed to the same pricing terms as those resulting from such negotiations; provided, however, that an additional US$300,000 was paid to Accel as described in the inducement letter attached as an exhibit hereto. The purchase price was (a) cash payment of US$1,445,040 ($ 1,145,040 to third parties and $ 300,000 to Accel) and (b) 923,161 restricted shares (556,268 shares to third parties and 366,893 shares to Accel) of the common stock of Elamex. Two hundred seventy-eight thousand five hundred (278,500) of these shares are contingent and subject to escrow agreements which requires Franklin to reach certain income levels through December 31, 2003. The market value of the shares at the transaction date was US$5.15 per share.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The audited financial statements include:

1)   Azar Nut Company Audited Financial Statements
2)   Reprop Corporation and Subsidiaries

                                AZAR NUT COMPANY

                              Financial Statements

            For the period January 2, 2000 through February 13, 2000
                       and the year ended January 1, 2000

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------

The Board of Directors
Azar Nut Company:

We have audited the accompanying statements of operations, stockholders' equity and cash flows of Azar Nut Company for the period January 2, 2000 through February 13, 2000 and the period January 3, 1999 through January 1, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Azar Nut Company for the period January 2, 2000 through February 13, 2000 and the period January 3, 1999 through January 1, 2000 in conformity with accounting principles generally accepted in the United States of America.

                                                   (signed) KPMG LLP

El Paso, Texas
September 23, 2002

                                AZAR NUT COMPANY
                            STATEMENTS OF OPERATIONS

            FOR THE PERIOD JANUARY 2, 2000 THROUGH FEBRUARY 13, 2000
                       AND THE YEAR ENDED JANUARY 1, 2000

                                                        JANAURY 2, 2000          YEAR ENDED
                                                            THROUGH              JANUARY 1,
                                                       FEBRUARY 13, 2000            2000
                                                    ------------------------   ----------------
Net sales                                          $              3,417,783   $     47,271,868
Cost of sales                                                     2,511,403         33,236,752
                                                    ------------------------   ----------------
                    Gross profit                                    906,380         14,035,116

Operating expenses:
     Distribution and warehousing                                   530,382          2,571,719
     Marketing, advertising, and promotions                         563,176          7,335,660
     General and administrative                                     252,097          2,195,551
                                                    ------------------------   ----------------
                    Total operating expenses                      1,345,655         12,102,930
                                                    ------------------------   ----------------
                    Operating income (loss)                        (439,275)         1,932,186

Other expenses:
     Interest expense                                               (22,405)          (555,105)
     Other expenses                                                 (21,517)                 -
                                                    ------------------------   ----------------
                                                                    (43,922)          (555,105)
                                                    ------------------------   ----------------
                    Net (loss) income              $               (483,197)  $      1,377,081
                                                    ========================   ================

See accompanying notes to financial statements.


                                                     AZAR NUT COMPANY
                                            STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE PERIOD JANUARY 2, 2000 THROUGH FEBRUARY 13, 2000 AND THE YEAR ENDED JANUARY 1, 2000


                                            Common Stock                                                                   Total
                                        -------------------    Additional       Retained     Treasury     Due from     Stockholders'
                                          Units     Amount   Paid in Capital    Earnings       Stock    Stockholders'      Equity
                                        ---------  --------  ---------------  ------------  ----------  -------------  -------------
Balance at January 2, 1999               577,831  $  5,962  $     7,688,823  $ (4,051,576) $ (206,507) $    (174,650) $   3,262,052
Dividend paid                                                                     (88,014)                                  (88,014)
Net income                                                                      1,377,081                                 1,377,081
                                        ---------  --------  ---------------  ------------  ----------  -------------  -------------
Balances at January 1, 2000              577,831     5,962        7,688,823    (2,762,509)   (206,507)      (174,650)     4,551,119

Dividend paid                                                                    (570,000)                                 (570,000)
Capital contributed to Azar Nut Company   22,800       228          293,108                                                 293,336
Options exercised                          8,320         8           41,592                                                  41,600
Net loss                                                                         (483,197)                                 (483,197)
                                        ---------  --------  ---------------  ------------  ----------  -------------  -------------
Balances at February 13, 2000            608,951  $  6,198  $     8,023,523  $ (3,815,706) $ (206,507) $    (174,650) $   3,832,858
                                        =========  ========  ===============  ============  ==========  =============  =============

See accompanying notes to financial statements.


                                                 AZAR NUT COMPANY
                                             STATEMENTS OF CASH FLOWS


                                                                                         JANAURY 2, 2000           YEAR ENDED
                                                                                             THROUGH               JANUARY 1,
                                                                                        FEBRUARY 13, 2000             2000
                                                                                      ---------------------   --------------------
Cash flows from operating activities:
    Net (loss) income                                                                $            (483,197)  $          1,377,081
    Adjustments to reconcile net (loss) income to net cash provided by operating activities:
          Depreciation and amortization                                                             73,348                571,402
          Provision for bad debts                                                                       --                 (4,855)
          Net change in operating assets and liabilities:
             Trade accounts receivable                                                           3,450,181               (741,752)
             Inventories                                                                          (129,181)               522,197
             Prepaid expenses and other                                                            (31,412)               504,556
             Prepaid slotting allowances                                                           448,105                 84,159
             Other assets                                                                          103,224                     --
             Accounts payable                                                                   (3,478,153)               401,027
             Accrued liabilities                                                                  (564,977)               871,379
                                                                                      ---------------------   --------------------
                   Net cash (used) provided by operating activities                               (612,062)             3,585,194
                                                                                      ---------------------   --------------------
Cash flows used by investing activities:
    Note receivable                                                                               (511,411)                    --
    Purchase of property, plant, and equipment                                                          --               (540,630)
                                                                                      ---------------------   --------------------
                   Net cash used by investing activities                                          (511,411)              (540,630)

Cash flows from financing activities:
    Net proceeds from line of credit                                                             3,888,733                     --
    Repayment on line of credit                                                                         --               (672,049)
    Repayment on term loans                                                                       (587,784)              (803,329)
    Increase (decrease) in checks outstanding in excess of bank balances                        (1,894,132)               501,467
    Dividends paid to shareholders                                                                (570,000)               (88,014)
                                                                                      ---------------------   --------------------
                   Net cash provided (used) by financing activities                                836,817             (1,061,925)
                                                                                      ---------------------   --------------------
                   Net change in cash                                                             (286,656)             1,982,639

Cash at beginning of the period                                                                  2,521,120                538,481
                                                                                      ---------------------   --------------------
Cash at end of the period                                                            $           2,234,464   $          2,521,120
                                                                                      =====================   ====================
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                           $              33,018   $            557,204

See accompanying notes to financial statements.

                                AZAR NUT COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 2, 2000 THROUGH FEBRUARY 13, 2000
                       AND THE YEAR ENDED JANUARY 1, 2000

(1)  NATURE OF OPERATIONS

     Azar Nut Company and its former wholly owned subsidiary, ANC Development Corp. (ANC) (collectively, the Company), engage in the processing, packaging and marketing of nut meats to retailers and wholesalers located throughout the United States. The Company provides customers with products packaged under its label as well as under certain customers' private labels. As of December 12, 1999, ANC was merged with Azar Nut Company.

     During the year ended January 1, 2000, one of the Company's customers accounted for approximately 12% of net sales and 13% for the period ended February 13, 2001, a second customer accounted for 26% of net sales for the period from January 2, 2000 through February 13, 2000.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  BASIS OF PRESENTATION

          The accompanying financial statements for the period January 2, 2000 through February 13, 2000 and the year ended January 1, 2000 include the accounts of Azar Nut Company (Azar) and its former wholly owned subsidiary, ANC Development Corp. All significant intercompany transactions were eliminated in consolidation.

     (B)  FISCAL YEAR

          The Company's fiscal year is on a 52-53 week year ending on the Saturday closest to December 31.

     (C)  CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash and cash equivalents consist of deposits with banks which are unrestricted as to withdrawal or use and all highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at February 13, 2000 or January 1, 2000. Cash deposits are primarily maintained with banks in Chicago, Illinois and El Paso, Texas.

     (D)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (E)  CONCENTRATION OF CREDIT RISK

          Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company monitors the risk of having deposits in banks in excess of the Federal Deposit Insurance Corporation (FDIC) limits and does not anticipate any losses. The Company performs ongoing credit evaluations of its customers and generally does not require collateral to support amounts due for the sale of its products.

                                AZAR NUT COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 2, 2000 THROUGH FEBRUARY 13, 2000
                       AND THE YEAR ENDED JANUARY 1, 2000

     (F)  ACCRUED REBATES

          The Company enters into contractual agreements for rebates on certain products with its customers. Such amounts are netted against sales and accrued based on management estimates at the date the sales occur.

     (G)  INVENTORIES

          Inventories are stated at the lower of cost or market. Cost is determined using a moving weighted-average method.

     (H)  PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which range from five to thirty years. The cost and accumulated depreciation for property, plant and equipment sold, retired or otherwise disposed of are removed from the accounts and resulting gains and losses are included in income. The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized. Depreciation expense for the period January 2, 2000 through February 13, 2000 was approximately $73,000 and for the year ended January 1, 2000 was approximately $520,000.

     (I)  INTANGIBLE ASSETS

          Intangible assets, including excess of cost over fair value of net assets acquired, are amortized using the straight-line method over their related estimated useful lives, currently ranging up to ten years.

     (J)  REVENUE RECOGNITION

          Revenues are recognized when finished products are shipped, and title passes.

     (K)  ADVERTISING

          The Company expenses the cost of advertising as it is incurred or the first time the advertising takes place. Advertising expense was approximately $14,000 for the period January 2, 2000 through February 13, 2000 and $442,000 for the year ended January 1, 2000.

     (L)  INCOME TAXES

          The Company has elected with the Internal Revenue Service to be treated as an S-Corporation under the Internal Revenue Code. Taxable income (loss) is included in the federal income tax returns of the individual shareholders and, accordingly, no provision related to the Parent's results of operations have been recorded in the accompanying income statements.

(3)  SHAREHOLDERS' EQUITY

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. As allowed by SFAS No. 123, the Company continues to account for its stock option plans under Accounting Principles Board

                                AZAR NUT COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 2, 2000 THROUGH FEBRUARY 13, 2000
                       AND THE YEAR ENDED JANUARY 1, 2000

     Opinion No. 25, Accounting for Stock Issued to Employees. If the Company had applied the compensation recognition provisions of SFAS No. 123 during the period January 2, 2000 through February 13, 2000 and the year ended January 1, 2000, compensation expense relating to the stock options outstanding would not have been significant.

     At February 13, 2000 and January 1, 2000, options to purchase shares of the Company's common stock at various exercise prices were outstanding under various agreements with employees and shareholders. Vesting provisions vary by plan, including vesting 100% at the date of grant, vesting over a specified period, or vesting based upon certain earnings thresholds. Three of the Company's stock option plans are considered variable plans due to cash-less exercise or variable vesting provisions. As variable plans, compensation expense on vested options is recognized based on increases in the options' intrinsic value (market value in excess of option exercise price). Compensation expense related to the variable plans is not significant for the period January 2, 2000 through February 13, 2000 or the year ended January 1, 2000. Fair value of common stock is determined by management and approved by the board of directors, based on the book value and earnings of the Company. As of February 13, 2000, such fair value was determined based on values established in the subsequent transactions described in note 6. Such fair value is the basis for treasury stock transactions, share issuance pricing and determining compensation expense for the variable options.

     The following table summarizes information for options outstanding and exercisable at February 13, 2000:

                                                 NUMBER
                 EXERCISE       NUMBER        EXERCISABLE AT
       PLAN       PRICE       OUTSTANDING    FEBRUARY 13, 2000    EXPIRATION

       1991     $  100.00         4,710               4,710       December 2001
       1994         20.00        11,250              11,250       August 2004
       1995          5.00        35,000              23,333       February 2005
     1995 - 2        5.00        21,360              21,360       April 2005
       1996          5.00        20,720              20,720       February 2006
       1998         12.16        15,000               5,400       July 2008

     The following summarizes the activity relating to stock options:


                                                                 WEIGHTED
                                          NUMBER OF              AVERAGE
                                           OPTIONS            EXERCISE PRICE
                                       -----------------     ----------------

        Balance at January 2, 1999:             116,360     $      11.22
           Granted                                   --               --
           Exercised                                 --               --
           Forfeited                                 --               --
           Expired                                   --               --
                                       -----------------     ----------------

                                AZAR NUT COMPANY
                        NOTES TO THE FINANCIAL STATEMENTS
            FOR THE PERIOD JANUARY 2, 2000 THROUGH FEBRUARY 13, 2000
                       AND THE YEAR ENDED JANUARY 1, 2000


        Balance at January 1, 2000:            116,360            11.22
           Granted                                  --               --
           Exercised                            (8,320)            5.00
           Forfeited                                --               --
           Expired                                  --               --
                                       -----------------     ----------------

        Balance at February 13, 2000           108,040      $     11.70
                                       =================     ================


     Due from shareholders represents notes received from employees for the issuance of common stock. These notes bear interest at 8% and are due the earlier of March 31, 2000 or 90 days after such employees are no longer in the employ of the Company.

(4)  EMPLOYEE SAVINGS PLAN

     The Company has a 401(k) Savings Plan for eligible employees of the Company as defined in the Adoption Agreement. The 401(k) Savings Plan calls for the Company to match 100% of participating employees' contributions up to a maximum of 6% of each employee's compensation. Matching contributions approximated $12,000 for the period January 2, 2000 through February 13, 2000 and $108,000 for the year ended January 1, 2000.

(5)  RELATED PARTY TRANSACTION

     The Company pays a management fee to a company affiliated with certain stockholders of the Company. This fee is included in the selling, general and administrative expenses of the Company. For year ended January 1, 2000 $100,000 was paid and for the period January 2, 2000 through February 13, 2000 $12,500 was paid.

(6)  SUBSEQUENT EVENT

     On February 14, 2000, the Company entered into several agreements with a group of third-party investors to obtain additional capital for the expansion into candy manufacturing operations in Mexico. Under these agreements, substantially all operations, assets and liabilities of the Company were contributed to a new limited partnership along with approximately $6,500,000 from the new investors. The Company received cash of approximately $2,500,000 from the investors and a 34% ownership interest in the limited partnership. The new investors received a 66% interest in the limited partnership.

                       REPROP CORPORATION and subsidiaries

                        Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------

The Board of Directors
Reprop Corporation:

We have audited the accompanying consolidated balance sheets of Reprop Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reprop Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                                      (signed) KPMG LLP

El Paso, Texas
September 23, 2002


                             REPROP CORPORATION AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS


                                                                 DECEMBER 31,        DECEMBER 31,
                         ASSETS                                     2001                2000
                                                              -----------------   -----------------
Current assets:
    Cash                                                     $         405,337   $       6,972,497
    Trade accounts receivable, net                                   4,611,590           4,719,633
    Inventories (note 3)                                             7,686,574           4,038,408
    Prepaid expenses and other                                         673,850             231,102
                                                              -----------------   -----------------
                  Total current assets                              13,377,351          15,961,640

Property, plant, and equipment, net of accumulated
    depreciation (note 4)                                           27,349,466          25,408,095
Prepaid slotting allowances                                            707,099             908,024
Other assets                                                            77,319             135,065
                                                              -----------------   -----------------
                  Total assets                               $      41,511,235   $      42,412,824
                                                              =================   =================

           Liabilities and Stockholders' Equity

Current liabilities:
    Checks outstanding in excess of bank balances            $       2,123,477   $       2,060,081
    Line of credit (note 5)                                          3,689,000                  --
    Accounts payable                                                 3,830,982           2,479,815
    Accrued payroll and benefits                                       189,656             115,196
    Accrued advertising and promotions                               1,426,135           1,433,711
    Other accrued expenses                                           1,852,743           2,161,620
    Current portion of long-term debt (note 5)                       1,511,889             326,687
    Current portion of related party capitalized lease
       obligations (note 7)                                            897,875             522,118
    Due to affiliate (note 12)                                       1,939,570             787,978
                                                              -----------------   -----------------
                  Total current liabilities                         17,461,327           9,887,206

Long-term debt, net of current portion (note 5)                      5,680,949           3,149,363
Obligation under related party capitalized lease, less
    current installments (note 7)                                   17,206,893          16,294,265
                                                              -----------------   -----------------
                  Total liabilities                                 40,349,169          29,330,834
                                                              -----------------   -----------------
Minority interest                                                      258,716           7,976,769

Stockholders' equity (note 8)
    Common stock                                                         1,000               1,000
    Additional paid in capital                                       6,787,199           6,787,199
    Accumulated deficit                                             (5,884,849)         (1,682,979)
                                                              -----------------   -----------------
                  Total stockholders' equity                           903,350           5,105,220
                                                              -----------------   -----------------

Commitments and contingencies (note 13)
                                                              -----------------   -----------------

                  Total liabilities and stockholders' equity $      41,511,235   $      42,412,824
                                                              =================   =================

See accompanying notes to consolidated financial statements.


                               REPROP CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the years ended December 31, 2001, 2000 and 1999


                                                                            2001                  2000
                                                                      ------------------   -------------------
Net sales                                                            $       47,291,997   $        43,151,230
Cost of sales (note 12)                                                      40,529,606            29,047,978
                                                                      ------------------   -------------------
                    Gross profit                                              6,762,391            14,103,252

Operating expenses:
     Distribution and warehousing                                             6,856,108             5,294,039
     Marketing, advertising, and promotions                                   6,605,819             6,817,071
     General and administrative                                               2,201,783             1,620,266
                                                                      ------------------   -------------------
                    Total operating expenses                                 15,663,710            13,731,376
                                                                      ------------------   -------------------
                    Operating income (loss)                                  (8,901,319)              371,876

Other income (expense):
     Interest expense                                                        (3,029,424)             (483,822)
     Interest income                                                             19,688               181,384
     Other expenses                                                             (12,942)              (21,588)
                                                                      ------------------   -------------------
                                                                             (3,022,678)             (324,026)
                                                                      ------------------   -------------------
                    (Loss) income before minority interest                  (11,923,997)               47,850

     Minority interest                                                        7,722,126               (65,812)
                                                                      ------------------   -------------------
                    Net loss                                         $       (4,201,871)  $           (17,962)
                                                                      ==================   ===================

See accompanying notes to consolidated financial statements.


                                               REPROP CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                      FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                             COMMON STOCK
                                     ---------------------------        ADDITIONAL          ACCUMULATED                TOTAL
                                         UNITS          AMOUNT       PAID IN CAPITAL          DEFICIT          STOCKHOLDERS' EQUITY
                                     --------------   -----------   -------------------   -----------------   ----------------------
Balance at January 1, 1999                   1,000   $     1,000   $         2,276,199   $      (1,648,471)  $              628,728
Dividend paid                                                                                                                    --
Net loss                                                                                           (16,546)                 (16,546)
                                     --------------   -----------   -------------------   -----------------   ----------------------
Balances at December 31, 1999                1,000         1,000             2,276,199          (1,665,017)                 612,182

Capital contributed to FFP by Reprop                                         4,511,000                                    4,511,000
Net loss                                                                                           (17,962)                 (17,962)
                                     --------------   -----------   -------------------   -----------------   ----------------------
Balances at December 31, 2000                1,000         1,000             6,787,199          (1,682,979)               5,105,220

Net loss                                                                                        (4,201,871)              (4,201,871)
                                     --------------   -----------   -------------------   -----------------   ----------------------
Balances at December 31, 2001                1,000   $     1,000   $         6,787,199   $      (5,884,849)  $              903,350
                                     ==============   ===========   ===================   =================   ======================

See accompanying notes to consolidated financial statements.


                                   REPROP CORPORATION AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF CASH FLOWS

                          For the years ended December 31, 2001, 2000 and 1999


                                                                                  2001              2000               1999
                                                                             ---------------   ----------------  -----------------
Cash flows from operating activities:
    Net loss                                                                $    (4,201,871)  $        (17,962) $           #REF!
    Adjustments to reconcile net loss to net cash (used) provided by operating activities:
         Depreciation and amortization                                            2,153,825            711,455                 --
         Provision for bad debts                                                         --            (10,144)                --
         Impairment of property, plant and equipment                                352,303                 --                 --
         Minority interest in income (loss) of combined subsidiaries             (7,722,126)            65,812                 --
         Other                                                                       49,730             49,139                 --
         Net change in operating assets and liabilities:
            Trade accounts receivable                                               113,043         (1,551,343)                --
            Inventories                                                          (3,648,166)          (162,172)                --
            Prepaid expenses and other                                             (447,748)            37,272                 --
            Prepaid slotting allowances                                             200,925           (125,903)                --
            Other assets                                                             10,000            (85,315)                --
            Accounts payable                                                      1,351,167            865,180                 --
            Accrued liabilities                                                    (241,993)           394,531              1,210
                                                                             ---------------   ----------------  -----------------
                 Net cash (used) provided by operating activities               (12,030,911)           170,550              #REF!
                                                                             ---------------   ----------------  -----------------

Cash flows used by investing activities:
    Purchase of property, plant, and equipment                                   (2,648,588)        (2,683,292)                --
    Acquisition of business, net of cash received                                        --           (265,535)                --
                                                                             ---------------   ----------------  -----------------
                 Net cash used by investing activities                           (2,648,588)        (2,948,827)                --

Cash flows from financing activities:
    Net proceeds from line of credit                                              3,689,000                 --                 --
    Borrowings under term loans                                                   4,127,233          3,640,000                 --
    Repayment on term loans                                                        (410,445)        (3,837,006)                --
    Increase (decrease) in checks outstanding in excess of bank
       balances                                                                      63,396           (214,017)                --
    Principal payments on capital lease obligation                                 (512,510)                --                 --
    Increase in due to affiliate                                                  1,151,592            787,978                 --
    Proceeds from minority interest                                                   4,073            335,036                 --
    Proceeds from shareholders                                                           --          9,000,000                 --
                                                                             ---------------   ----------------  -----------------
                 Net cash provided by financing activities                        8,112,339          9,711,991                 --
                                                                             ---------------   ----------------  -----------------
                 Net change in cash                                              (6,567,160)         6,933,714              #REF!

Cash at beginning of the period                                                   6,972,497             38,783             54,119
                                                                             ---------------   ----------------  -----------------
Cash at end of the period                                                   $       405,337   $      6,972,497  $           #REF!
                                                                             ===============   ================  =================


Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                  $       967,310   $        284,125  $              --
Supplemental disclosures of noncash investing and financing
    activities:
       Property and equipment acquired under capital leases                       1,751,165         16,803,744                 --

See accompanying notes to consolidated financial statements.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


(1)  COMPANY BACKGROUND

     Reprop Corporation (Reprop) is a company organized under the laws of Delaware whose only activies are real estate investment and the ownership of 50.1% of Franklin Food Products LLC (FFP). Reprop is owned 100% by Accel, S.A. de C.V. (Accel). Accel is a Mexican company.

     FFP is a Delaware limited liability company whose only activity is the ownership of 65.738% of Mt. Franklin Holdings, LLC. FFP is owned 50.1% by Reprop Corporation and 49.9% by Kids Holding Corp., a privately held company organized under the laws of Delaware.

     MFH is engaged in the processing, packaging and marketing of candy and nut meats to retailers and wholesalers located throughout the United States and provides warehousing and distribution services. Franklin provides customers with products packaged under its own labels, as well as under certain customers' private labels.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  BASIS OF PRESENTATION

          The accompanying consolidated financial statements as of December 31, 2001 include the results of Reprop Corporation and its wholly owned subsidiary, Proptex Corporation, Franklin Food Products, LLC and Mt. Franklin Holdings, LLC and its wholly owned subsidiaries Franklin General Partners, LLC, Franklin Limited Partners, LLC and Franklin Connections, L.P. (together, the Company). All significant intercompany transactions were eliminated in combination.

          On February 14, 2000, the net assets of Azar Nut Company were exchanged for MFH partnership interests (MFH Transaction). Also on February 14, 2000, Reprop and Kids Holding Corporation contributed $9,000,000 to FFP. As part of the MFH Transaction, FFP paid Azar Nut Company $2.5 million for ownership units in MFH and contributed approximately $6 million to MFH, net of $467,500 of direct expenses related to the MFH Transaction. Therefore the accompanying consolidated financial statements as of December 31, 2000 include the results of Reprop Corporation and its wholly owned subsidiary, Proptex Corporation for the year ended December 31, 2000, together with the results of Franklin Food Products, LLC and Mt. Franklin Holdings, LLC and its wholly owned subsidiaries Franklin General Partners, LLC, Franklin Limited Partners, LLC and Franklin Connections, L.P. for the period February 14, 2000 (date of acquisition) through December 31, 2000.The accompanying consolidated financial statements as of December 31, 1999 include on the results of operations of Reprop Corporation and its wholly owned subsidiary, Proptex Corporation.

     (B)  CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash and cash equivalents consist of deposits with banks which are unrestricted as to withdrawal or use and all highly liquid investments purchased with original maturities of three months or less.

     (C)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


          and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (D)  CONCENTRATION OF CREDIT RISK

          Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company monitors the risk of having deposits in banks in excess of the Federal Deposit Insurance Corporation (FDIC) limits and does not anticipate any losses. The Company performs ongoing credit evaluations of its customers and generally does not require collateral to support amounts due for the sale of its products.

     (E)  ACCRUED REBATES

          The Company enters into contractual agreements for rebates on certain products with its customers. Such amounts are netted against sales and accrued on the balance sheet based on management estimates at the date the sales occur.

     (F)  PREPAID SLOTTING ALLOWANCES

          Prepaid slotting allowances consist of payments to customers for store shelf space and are amortized straight-line over the term of the customer contract or proportionately with sales recorded, based on the nature of the slotting contract. Contracts generally vary in length from one to seven years and provide for fixed payments or payments upon achievement of sales benchmarks.

     (G)  INVENTORIES

          Inventories are stated at the lower of cost or market. Cost is determined using a moving weighted average method. Spoiled inventory is written off in the period the spoilage is discovered.

     (H)  PROPERTY, PLANT, AND EQUIPMENT

          Property, plant, and equipment transferred to the Company at formation are stated at historical value and fair market value for the portion acquired by Franklin Food Products less accumulated depreciation. Property, plant, and equipment current period additions are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which range from 5 to 30 years. The cost and accumulated depreciation for property, plant, and equipment sold, retired or otherwise disposed of are removed from the accounts, and resulting gains and losses are included in income. The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized.

     (I)  REVENUE RECOGNITION

          Revenue is recognized when finished products are shipped to customers and title passes.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


     (J)  ADVERTISING

          The Company expenses the cost of advertising as it is incurred or the first time the advertising takes place. Advertising expense was approximately $393,000 for 2001, $261,000 for 2000, and $0 for 1999.

     (K)  ALLOWANCE FOR DOUBTFUL ACCOUNTS

          The Company maintains an allowance for doubtful accounts based on its best estimate of accounts receivable considered to be uncollectible. The balances for the years ended December 31, 2001, 2000 and 1999 are $82,342, $82,342 and $0, respectively.

     (L)  INCOME TAXES

          FFP and MFH are limited liability companies, and are treated as partnerships for federal income tax purposes. As such, income and expense items are passed through to the individual members of the companies and taxed at the member level. Accordingly, no provision for federal income taxes has been recorded in the accompanying financial statements for these entities.

          For Reprop, income taxes are determined using the liability method in which deferred taxes are provided for temporary differences between the carrying amounts of assets and liabilities used for financial reporting purposes and income tax reporting purposes calculated using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.

(3)  INVENTORIES

     Inventories consisted of the following at December 31,

                                              2001                 2000
                                       -----------------     ------------------
                Raw product           $       1,362,774             1,507,552
                Packaging supplies            1,840,969               665,680
                Work in process                 508,456                 8,817
                Finished product              3,974,375             1,856,359
                                       -----------------     ------------------
                                      $       7,686,574             4,038,408
                                       =================     ==================

(4)  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment consisted of the following at December 31,

                                                       2001            2000
                                                 --------------  --------------
                Machinery and equipment         $   12,689,460      10,594,791
                Building and improvements           14,221,935      11,916,851
                                                 --------------  --------------
                                                    26,911,395      22,511,642

                Less accumulated depreciation       (2,774,620)       (668,541)
                                                 --------------  --------------

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


                                                    24,136,775      21,843,101
                     Land                            3,212,691       3,564,994
                                                 --------------  ---------------
                                                $   27,349,466      25,408,095
                                                 ==============  ===============

     Depreciation expense for 2001, 2000 and 1999 was $2,106,079, $668,541 and
     $0, respectively.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


(5)  LONG-TERM DEBT

     Long-term debt, net of unamortized loan fees, consisted of the following at December 31, 2001 and 2000:

                                                                                             2001               2000
         Subordinated note - note payable to shelter affiliate at 12% interest with a maturity date of August 23, 2006, and convertible at the option of the note holder into an equity interest of 233,100 membership units of MFH through August 23, 2003. Through August 23,
             2003, there are no principal payments and interest will be accrued and capitalized into the loan balance. Interest is payable
             quarterly after August 23, 2003.                                          $    3,1277,233                 _
         Demand note - note payable to Kids Holding Corp., a related entity,
             due on demand, bearing interest at 10%, payable monthly.                       1,000,0000                 _
         Building loan - note payable to bank due in monthly installments of
             $34,182, including interest at the bank's prime rate plus 0.75%
             (5.50% and 10.25% at December 31, 2001 and 2000, respectively)
             through July 24, 2005; collateralized by substantially all assets
             of Franklin Connections.                                                        2,697,692         2,882,091

         Machinery and equipment loan - note payable to bank due in monthly installments of $22,670, including interest at the bank's prime rate plus 0.75% (5.50% and 10.25% at December 31, 2001 and December
             31, 2000, respectively) through July 24, 2003; collateralized by
             substantially all assets of Franklin Connections.                                 367,913           593,959

         Line of credit with interest only payments through June 30, 2002 at the bank's prime rate plus 0.75% (5.50% and 10.25% at December 31, 2001 and December 31, 2000, respectively); collateralized by
             substantially all 3,689,000 assets of Franklin Connections.                ---------------------------------
                                                                                            10,881,838         3,476,050
         Less current portion                                                               (5,200,889)         (326,687)
                                                                                        ---------------------------------
                                                                                       $     5,680,949         3,149,363
                                                                                        =================================

     Amounts available under the line of credit, which had a maximum loan limit of $7,000,000 and $2,000,000 at December 31, 2001 and December 31, 2000,
     respectively, vary based on a borrowing base formula of eligible accounts receivable and inventory. Unused availability under the line of credit at December 31, 2001 and 2000 was $3,311,000 and $2,000,000, respectively.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


     Scheduled principal payments on long-term debt outstanding at the end of fiscal year 2001 are approximately as follows:

                             2002                 $      5,200,889
                             2003                          401,161
                             2004                          296,093
                             2005                        1,856,462
                             2006                        3,127,233
                                                   ------------------
                                                  $     10,881,838
                                                   ==================

(6)  INCOME TAXES

     Income tax benefit attributable to loss was $0 for the years ended December 31, 2001, 2000 and 1999, and differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax loss as a result of the following:

                                                                  2001             2000               1999
                                                           ------------------  ------------    ------------------
Computed "expected" tax benefit                           $      (1,470,655)       (6,287)               (5,791)
Increase (reduction) in income taxes resulting from:
    Change in the beginning-of-the-year balance of
    the valuation allowance for deferred tax assets
    allocated to income tax expense                               1,294,535          4,770                5,791
    Other, net                                                      176,120          1,517                   --
                                                           ------------------  ------------    ------------------

                                                          $              --             --                   --
                                                           ==================  ============    ==================

     The significant components of deferred income tax expense for the years ended December 31, 2001, 2000 and 1999 are as follows:

                                                                  2001             2000               1999
                                                           ------------------  ------------    ------------------
Deferred tax benefit  (exclusive of the effects of
    other components below)                               $      (1,294,535)        (4,770)              (5,791)
Increase in beginning-of-the-year balance of the
    valuation allowance for deferred tax assets                   1,294,535          4,770                5,791
                                                           ------------------  ------------    ------------------

                                                          $              --             --                   --
                                                           ==================  ============    ==================

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001, 2000 and 1999 are presented below.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

                                                                  2001             2000               1999
                                                           ------------------  ------------    ------------------
Deferred tax assets:
    Temporary difference in partnership
      Flow-through items                                  $         177,536             --                   --
    Inventories, principally due to additional costs
      Inventoried for tax purposes pursuant to the
      Tax Reform Act of 1996                                        177,326        174,020              170,778
    Net operating loss carryforwards                              1,527,155        413,462              411,934
                                                           ------------------  ------------    ------------------
              Total gross deferred tax assets                     1,882,017        587,482              582,712

Less valuation allowance                                         (1,882,017)      (587,482)            (582,712)
                                                           ------------------  ------------    ------------------
              Net deferred tax assets                     $              --             --                   --
                                                           ==================  ============    ==================

     The valuation allowance for deferred tax assets as of December 31, 2001, 2000 and 1999 was $1,882,017, $587,482, and $582,712, respectively. The net change in the total valuation allowance for the years ended December 31, 2001, 2000 and 1999 was an increase of $1,294,535, an increase of $4,770, and an increase of $5,791 respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Taxable income for the years ended December 31, 2001, 2000 and 1999 was $(3,181,980), $(4,367) and
     $(6,931), respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2001. The amount of the deferred tax asset considered realizable, however, could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

     At December 31, 2001, the Company has net operating loss carryforwards for federal income tax purposes of $3,181,980 which are available to offset future federal taxable income, if any, through 2021. The net operating loss caryforwards expired from 2003 through 2021.In addition, the Company has alternative minimum tax net operating loss carryforwards of approximately $3,212,070 which are available to reduce future alternative minimum income taxes, if any, through 2021.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


(7)  LEASES

     The Company leases its candy production facility, candy production equipment, and certain other equipment and facilities under both capital and operating leases. The candy production facility and candy equipment under capital leases included in property and equipment is as follows:

                                                     2001              2000
                                                ---------------  ---------------

       Production facility                     $    11,256,338       11,256,338
       Equipment                                     7,434,208        5,547,406
       Less accumulated depreciation                  (994,811)         (18,531)
                                                ---------------  ---------------

           Net equipment under capital leases  $    17,695,735       16,785,213
                                                ===============  ===============

     Amortization expense related to the production facility and equipment under capital leases is included in cost of sales in the accompanying combined statements of operations. All assets under capitalized leases are physically located in Mexico (see note 12).

     Total rent expense for all operating leases amounted to approximately $5,414,000 for 2001, $3,943,000 for 2000 and $0 for 1999.

     Future minimum payments under operating leases with terms in excess of one year and the present value of minimum capital lease payments were as follows as of December 31, 2001:


                                                             Capital leases        Operating leases
                                                           -------------------    -------------------
       2002                                             $         3,211,000              2,056,000
       2003                                                       3,211,000              1,356,000
       2004                                                       3,211,000                977,000
       2005                                                       3,211,000                977,000
       2006                                                       4,577,000                941,000
       Later years through 2016                                  19,480,000             11,514,000
                                                           -------------------    -------------------
             Total minimum lease payments                        36,901,000             17,821,000
                                                                                  ===================

         Less amount representing interest                      (18,796,000)
                                                           -------------------

       Present value of future minimum lease payments            18,105,000

         Less current portion                                      (898,000)
                                                           -------------------
             Long-term capital lease obligations          $      17,207,000
                                                           ===================

(8)  STOCKHOLDERS' EQUITY

     The members' capital of Mt. Franklin Holdings includes options and shareholder loans, as follows:

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


     (A)  OPTION PLANS

          MFH has adopted various stock option plans pursuant to which MFH's Board of Directors may grant stock options to directors, officers and key employees.

          MFH has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. As allowed by SFAS No. 123, Franklin continues to account for its option plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. If MFH had applied the compensation recognition provisions of SFAS No. 123 during the years ended December 31, 2001 and 2000 compensation expense relating to the options outstanding would have been approximately $188,000 in each year. For 1999 the compensation expense relating to the options outstanding would have been zero because MFH was not a part of Reprop Corporation, and the net loss would have been the pro forma amounts indicated below:

                                                     2001              2000
                                                --------------    --------------
                      Net income (loss)
                        As reported               (4,201,871)         (17,962)
                        Pro forma                 (4,263,788)         (79,879)

          At December 31, 2001 and 2000, options to purchase membership units of MFH at various exercise prices were outstanding under various agreements with employees and members. The 1994 through 1998 option plans are "mirror" options which automatically exercise when options in an affiliated company are exercised. Vesting provisions vary by plan, including vesting 100% at the date of grant, vesting over a specified period or vesting based upon certain earnings thresholds. Five of MFH's option plans are considered variable plans due to cash-less exercise or variable vesting provisions. As variable plans, compensation expense on vested options is recognized based on increases in the options' intrinsic value (market value in excess of option exercise price). Compensation expense related to the variable plans was not significant for the years ended December 31, 2001 and 2000. Fair value of membership units is determined by management and approved by the board of directors, based on the book value and earnings of MFH. Such fair value is the basis for treasury membership unit transactions, membership unit issuance pricing, and determining compensation expense for the variable options.

          The following table summarizes information for options outstanding and exercisable at December 31, 2001:

                       EXERCISE       NUMBER         NUMBER
             PLAN       PRICE       OUTSTANDING    EXERCISABLE    EXPIRATION
          ---------- ------------ --------------- ------------- ---------------

              1994     $  20.00        11,250        11,250      August 2004
              1995         5.00        35,000        23,333      February 2005
             1995-2        5.00        21,360        21,360      April 2005
              1996         5.00        20,720        20,720      February 2006
              1998        12.16        15,000        10,200      July 2008
             2000-T       12.87       127,000        63,500      February 2010
             2000-P       12.87       166,300            --      February 2010

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


          The following summarizes the activity relating to options since MFH was consolidated by Reprop Corporation:

                                                               Weighted average
                                          Number of options     exercise price
                                         -------------------  ------------------
           Balance at February 14, 2000:          108,040    $        11.70
               Granted                            312,000             12.87
               Exercised                               --                --
               Forfeited                           (8,000)            12.87
               Expired                                 --                --
                                         -------------------  ------------------
           Balance at December 31, 2000:                              12.56
               Granted                             10,000             12.87
               Exercised                               --                --
               Forfeited                          (20,700)            12.87
               Expired                             (4,710)           100.00
                                         -------------------  ------------------

           Balance at December 31, 2001           396,630    $        11.52
                                         ===================  ==================

     (B)  DUE FROM STOCKHOLDERS

          Due from stockholders represents notes received from employees for the issuance of membership units of an affiliate. These notes bear interest at 8% and are due the earlier of the employees' reaching certain predetermined compensation levels or 90 days after such employees are no longer in the employ of MFH.

(9)  EMPLOYEE SAVINGS PLAN

     The Company has a 401(k) Savings Plan for eligible employees of the Company as defined in the plan agreement. The 401(k) Savings Plan calls for the Company to match 100% of participating employees' contributions up to a maximum of 6% of each employee's compensation. Matching contributions approximated $151,000, $124,000 and $0 for 2001, 2000 and 1999
     respectively.

(10) ASSET IMPAIRMENT

     During 2001, Reprop evaluated its land holdings for impairment in accordance with SFAS 121, Accounting for Impairment of Long-Lived Assets. As a result, the Company recorded a non-cash charge of $352,303 to reduce the carrying value of the land, based on the actual sales price of the land in March of 2002. The impairment charge is recorded in general and administrative expenses in the Consolidated Statement of Operations for the year ended December 31, 2001.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


(11) GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS

     The Company has two facilities in the United States and Mexico to serve its customers. Long-lived asset information, representing only net property, plant, and equipment, is based on the physical location of the asset. Long-lived assets located in Mexico accounted for 85% and 84%, and 0% of total long-lived assets in 2001, 2000 and 1999, respectively. All other long-lived assets are located in the United States.

     Substantially all sales were made to customers in the United States and the Company views its operations as a single reporting segment. Significant sales information for the years ended 2001, 2000 and 1999 is as follows:


                                         2001      2000
                                       --------  --------
                     Customer A           25%       24%
                     Customer B           10%        -

(12) RELATED PARTY TRANSACTIONS

     The Company has entered into a shelter agreement with Elamex, S.A. de C.V. (Elamex) whereby Elamex performs certain services in the management and operation of the Company's candy production in Mexico. Under the terms of the shelter agreement, which expires December 31, 2003, the Company pays Elamex a monthly fee of $30,000, plus reimburses actual expenses, plus 0.0% to 5.0%, depending on the type of expense. Total expenses paid or accrued under the shelter agreement, excluding rent, for the periods ended December 31, 2001 and 2000 totaled approximately $6,416,000 and $925,000, respectively. Amounts payable to Elamex at December 31, 2001 and 2000 totaled $1,939,570 and $787,978, respectively.

     In August 2001 Elamex issued a $3,000,000 convertible subordinated loan to the Company, this loan has a term of five years with an annual interest rate of 12%. During the first two years interest accrues with no payments due. After two years if the loan is not converted interest becomes part of the principal and interest only payments become due quarterly with the principal amount maturing in August 2006.

     In November 2001 Kids Holding Corp. issued a $1,000,000 demand note to the Company, this loan is due on demand and the interest rate is 10% payable monthly.

(13) PURCHASE COMMITMENTS

     The Company has entered into certain fixed-price commitments to purchase raw materials to be used in the Company's manufacturing process over the next fiscal year. As of December 31, 2001, 2000 and 1999, the aggregate value of these commitments was approximately $14,386,000, $17,702,000 and $0 respectively.

                                REPROP CORPATION
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


(14) SUBSEQUENT EVENTS

     On July 18, 2002, Elamex USA, Corp. ("Elamex USA"), a wholly owned Delaware subsidiary of Elamex, S.A. de C.V., completed the acquisition of 100% of the membership units of Mt. Franklin Holdings, LLC, and Franklin Food Products LLC and the merger of Reprop Corporation with and into Elamex USA. The effective closing date for tax and accounting purposes was the close of business on June 28, 2002. On July 3, 2002, Elamex USA contributed $7,500,000 of cash to MFH as additional capital. Concurrent with the cash contribution, MFH repaid approximately $1,000,000 of accounts payable due to Elamex and repaid the demand note held by a former holder of membership units.

     The Company incurred substantial losses during 2001 and has been dependent upon affiliates for operating and investment capital. Elamex has indicated its commitment to provide sufficient financial support to the Company to satisfy current and future obligations on an as-needed basis through at least December 31, 2002.

(B)  PRO FORMA FINANCIAL INFORMATION FILED AS PART OF THIS REPORT:

The following unaudited pro forma information is presented to show the estimated effect of Elamex's acquisition of Mt. Franklin Holdings, LLC, ("Mt. Franklin") and Franklin Food Products LLC ("FFP") and the merger of Reprop Corporation ("Reprop") collectively referred to herein as ("Franklin") for purposes of presentation. with and into Elamex USA, a wholly owned subsidiary of Elamex, S.A. de C.V. The effective day of the acquisition was the close of business on June 28, 2002.

The adjustments related to the unaudited pro forma combined balance sheet have been determined as of June 28, 2002. The unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of Elamex, S.A. de C.V. and subsidiaries as of June 28, 2002 with the unaudited Franklin balance sheet as of June 28, 2002. The pro forma combined statement of operations includes the companies' respective statements of operations as if the acquisition had occurred on January 1, 2001. The Elamex, S.A de C.V audited consolidated statement of operations for the year ended December 31, 2001 is combined with the audited Franklin combined statement of operations that includes the combination of Reprop, FFP and Mt. Franklin for year ended December 31, 2001. The Elamex, S.A de C.V unaudited statement of operations for the twenty-six weeks ended June 28, 2002 is combined with the unaudited Franklin statement of operations for the twenty-six weeks ended June 28, 2002.

The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and the assumptions set forth in the Notes hereto, including the issuance of 923,161 shares of Elamex. This pro forma combined financial information should be read in conjunction with the historical audited financial statements of Elamex, S.A. de C.V. filed as part of its Annual Report on Form 10-K for the year ended December 31, 2001 and the historical audited financial statements of Franklin, for the year ended December 31, 2001 which are contained herein.

The pro forma information shown in this report is unaudited, is presented for informational purposes only, is not necessarily indicative of the financial position or results of operations that would actually have occurred if the acquisition had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                              ELAMEX, S.A. DE C.V.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                               AS OF JUNE 28, 2002
                          (IN THOUSAND OF U.S. DOLLARS)

                                                                                     PRO FORMA (A)
                                                                              ----------------------------
                                                      ELAMEX     FRANKLIN     TRANSACTION
                                                    HISTORICAL   HISTORICAL   ADJUSTMENTS       COMBINED
                                                    -----------  ----------   ------------     -----------
ASSETS
Current assets:
      Cash and cash equivalents                      $  14,301    $    660     $  (2,207) (B)   $  12,754
      Trade accounts, net                               14,999       4,541        (1,809) (I)      17,731
      Other receivables, net                             1,864                      (438) (H)       1,426
      Inventories, net                                   6,700       5,477                         12,177
      Refundable income taxes                            2,807                                      2,807
      Prepaid expenses                                   1,342         601                          1,943
      Related party note receivable                      4,100                    (4,100) (H)           -
      Customer contracts                                             1,701                          1,701
                                                    -----------  ----------   ------------     -----------
        Total current assets                            46,113      12,980        (8,554)          50,539

Property, plant and equipment, net                      37,842      23,994         6,529  (C)      68,365
Investment in unconsolidated joint venture               3,340                                      3,340
Goodwill, net                                            8,122                     5,490  (D)      13,312
Deferred income taxes                                    2,176                    (2,220) (F)         385
Related party note receivable                            3,000                    (3,000) (H)           -
Other assets, net                                          788                                        788
                                                    -----------  ----------   ------------     -----------
                                                     $ 101,381    $ 36,974     $  (1,755)       $ 136,600
                                                    ===========  ==========   ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Notes payable and current portion of           $   2,368    $ 10,724     $  (5,293) (H)   $   7,799
      Accounts payable                                  11,696       7,125        (1,509) (I)      17,312
      Accrued expenses                                   1,416       3,214           192  (E)       4,822
      Taxes payable                                      1,075                                      1,075
                                                    -----------  ----------   ------------     -----------
        Total current liabilities                       16,555      21,063        (6,610)          31,008

Long-term debt, excluding current portion               17,350       7,657                         25,007
Capital lease                                                       11,383                         11,383
Subordinated debt                                                    3,307        (3,307) (H)           -
                                                    -----------  ----------   ------------     -----------
        Total liabilities                               33,905      43,410        (9,917)          67,398

Commitments and contingencies
                                                             -           -              -               -

Stockholders' equity:
      Common stock                                      35,060       9,944        (6,624) (G)      38,380
      Officer notes receivable                                        (177)                          (177)
      Retained earnings                                 35,313     (16,203)       14,786  (G)      33,896
      Treasury stock, 533,900 shares at cost            (2,518)                                    (2,518)
      Accumulated other comprehensive loss, net of
      tax                                                 (379)                                      (379)
                                                    -----------  ----------   ------------     -----------
        Total stockholders' equity                      67,476      (6,436)        8,162           69,202
                                                    -----------  ----------   ------------     -----------
                                                     $ 101,381    $ 36,974     $  (1,755)       $ 136,600
                                                    ===========  ==========   ============     ===========

SEE NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Notes to Unaudited Pro Forma Combined Balance Sheets
(IN THOUSANDS OF U.S. DOLLARS)


(A) The accompanying unaudited pro forma combined balance sheet combines the unaudited Elamex consolidated balance sheet with the unaudited Franklin balance sheet as of June 28, 2002.

(B) To reflect net cash payments of (1) $1,145 paid as part of the acquisition price and (2) debt payments to Kids Holding of $1,062.

(C) This adjustment represents the purchase price adjustment to fixed assets based on fair value appraisals.

(D) Represents the excess of the purchase price paid by Elamex over the sum of the assets acquired less liabilities assumed in the acquisition.

(E) Represents the estimated accrued transaction costs related to the acquisition. The costs include Elamex's legal advisory, accounting and similar expenses.

(F) To reflect the tax effect on the difference between the new book basis and the old book basis of the acquired assets of Franklin.

(G) To (1) eliminate the Franklin stockholders' equity accounts as of the acquisition closing and (2) record the estimated market valuation of the Elamex's shares issued in the acquisition and (3) record the capital distribution for shares issued to related parties at fair value. (H) Represents (1) the payment of Inter-Company notes receivable $4,100 plus $131 of interest, (2) elimination of subordinated debt of $3,000 plus $307 of interest, (3) the payment by Franklin of the demand note to Kids Holding of $1,062.

(I) To (1) eliminate inter-company receivables and payables of $1,809 and (2) record $300 of purchase price payable.

                              ELAMEX, S.A. DE C.V.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                          (IN THOUSAND OF U.S. DOLLARS)

                                                                                         PRO FORMA (A)
                                                                              --------------------------------
                                                      ELAMEX     FRANKLIN     TRANSACTION
                                                    HISTORICAL   HISTORICAL   ADJUSTMENTS           COMBINED
                                                    ----------------------------------------------------------
Net sales                                            $ 131,984    $ 47,292    $   (8,815) (D)       $ 170,461
Cost of sales                                          129,878      40,530        (8,640) (B)(D)      161,768
                                                    ----------------------------------------------------------
         Gross profit                                    2,106       6,762          (175)               8,693

Operating expenses:
      General and administrative                         9,373       2,201                             11,574
      Selling                                            1,265       6,606                              7,871
      Distribution                                                   6,856                              6,856
      Re-structuring charges                            12,916                                         12,916
                                                    ----------------------------------------------------------
         Total operating expenses                       23,554      15,663                             39,217
                                                    ----------------------------------------------------------
         Operating  loss                               (21,448)     (8,901)         (175)             (30,524)

Other income (expense):
      Interest income                                    1,280          20          (140) (C)           1,160
      Interest expense                                  (2,098)     (3,029)          148  (C)          (4,979)
      Equity in loss of unconsolidated joint venture    (1,464)                                        (1,464)
      Gain on sale of subsidiaries                       2,612                                          2,612
      Other, net                                           374         (13)                               361
                                                    ----------------------------------------------------------
         Total other income (expense)                      704      (3,022)            8               (2,310)
                                                    ----------------------------------------------------------
         Loss before income taxes and minority
          interest                                     (20,744)    (11,923)         (167)             (32,834)

Income tax benefit                                      (3,362)                                        (3,362)
                                                    ----------------------------------------------------------
            Loss before minority interest              (17,382)    (11,923)         (167)             (29,472)

Minority interest                                        6,352       7,722        (7,722) (E)           6,352
                                                    ----------------------------------------------------------
         Net loss                                      (11,030)     (4,201)       (7,889)             (23,120)

Other comprehensive unrealized loss, net of income
tax benefit                                               (342)                                          (342)
                                                    ----------------------------------------------------------
            Comprehensive (loss) income              $ (11,372)   $ (4,201)     $ (7,889)           $ (23,462)
                                                    ==========================================================

Net (loss) income per share, basic and diluted       $   (1.61)                                     $   (3.08)
Shares used to compute net loss per share, basic
and diluted                                          6,866,100                                      7,510,761
                                                    ==========================================================

SEE NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(IN THOUSANDS OF U.S. DOLLARS)


(A) The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 2001 combines Elamex's audited consolidated statement of operations for the year ended December 31, 2001 with the audited Franklin statement of operations for the year ended December 31, 2001, as if the acquisition had been completed at January 1, 2001. The unaudited pro forma combined statement of operations does not include pro forma adjustments to reflect cost savings from synergies, which may be realized subsequent to the acquisition. The number of shares used to compute net losses per share do not include the amount of contingent shares subject to escrow.

(B) This adjustment represents the increase in depreciation expense of $175 due to the step-up in basis of fixed assets.

(C) The interest adjustment for the year ended December 31, 2001 represents elimination of inter-company interest and estimated decrease of interest expense and interest income assuming payment of debt.

(D)  Elimination of Inter-Company sales and cost of sales of $8,815.

(E)  Elimination of minority interest upon acquisition.

                              ELAMEX, S.A. DE C.V.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      TWENTY-SIX WEEKS ENDED JUNE 28, 2002
                          (IN THOUSAND OF U.S. DOLLARS)

                                                                                         PRO FORMA (A)
                                                                              --------------------------------
                                                      ELAMEX     FRANKLIN     TRANSACTION
                                                    HISTORICAL   HISTORICAL   ADJUSTMENTS           COMBINED
                                                    ----------------------------------------------------------
Net sales                                            $  53,716    $ 30,137      $ (4,141) (D)       $ 79,712
Cost of sales                                           49,614      22,076        (4,054) (B)(D)      67,636
                                                    ----------------------------------------------------------
         Gross profit (loss)                             4,102       8,062           (87)             12,077

Operating expenses:
     General and administrative                          3,107         878                             3,985
     Selling                                               454       6,387                             6,841
     Distribution                                                    4,061                             4,061
                                                    ----------------------------------------------------------
         Total operating expenses                        3,561      11,326             -              14,887
                                                    ----------------------------------------------------------
         Operating income (loss)                           541      (3,265)          (87)             (2,811)

Other income (expense):
     Interest income                                       441           -          (371) (C)             70
     Interest expense                                     (397)     (1,896)          411  (C)         (1,882)
     Other, net                                           (285)          -                              (285)
     Loss in joint venture                                (453)          -                              (453)
                                                    ----------------------------------------------------------
         Total other expense                              (694)     (1,896)           40              (2,550)

                                                    ----------------------------------------------------------
         Loss before income taxes, cumulative
         effect of change in accounting principle         (153)     (5,161)          (47)             (5,361)

Income tax provision                                       918                                           918
                                                    ----------------------------------------------------------

         Loss before cumulative effect of change
         in accounting principle                        (1,071)     (5,161)          (47)             (6,279)

Cumulative effect of change in accounting principle,
net of tax                                                 853           -             -                 853
                                                    ----------------------------------------------------------
         Net loss                                       (1,924)     (5,161)          (47)             (7,132)
                                                    ==========================================================

Net loss per share, basic and diluted                $   (0.28)                                    $   (0.95)

Shares used to compute net loss per share, basic
and diluted                                          6,866,100                                     7,510,761
                                                      ========================================================

SEE NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(IN THOUSANDS OF U.S. DOLLARS)


(A) The accompanying unaudited pro forma combined statement of operations for the 26 weeks ended June 28, 2002 combines Elamex's unaudited statement of operations for the twenty-six weeks ended June 28, 2002 with the unaudited Franklin statement of operations for the 26 weeks ended June 28, 2002, as if the acquisition had been completed at January 1, 2002. The unaudited pro forma combined statement of operations does not include pro forma adjustments to reflect cost savings from synergies which may be realized subsequent to the acquisition. The number of shares used to compute net losses per share does not include the amount of contingent shares subject to escrow.

(B) This adjustment represents the increase in depreciation expense of $87 due to step-up in basis of fixed assets.

(C) The interest adjustment for the 26 weeks ended June 28, 2002 represents elimination of inter-company interest and estimated decrease of interest expense and interest income assuming payment of debt.

(D)  Elimination of Inter-Company sales and cost of sales of $4,141.

EXHIBITS

     1.- Agreement and escrow agreement between Elamex USA, Corp. and Azar Nut
         Company
     2.- Agreement and escrow agreement between Elamex USA, Corp. and Kids
         Holding Corp.
     3.- Merger agreement and escrow agreement between Elamex USA, Corp. and
         Reprop Corporation
     4.- Inducement letter to Accel, S.A. de C.V., from Elamex, S.A. de C.V., and Elamex USA, Corp., relating to the merger of Reprop Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in El Paso Texas.



                                            ELAMEX, S.A. de C.V.

Date: October 1, 2002                    By: /s/ Richard P. Spencer
                                             ----------------------
                                               Richard P. Spencer
                                    President and Chief Executive Officer
                                           (Duly Authorized Officer)



Date: October 1, 2002                    By: /s/ Thomas J. Benson
                                             --------------------
                                               Thomas J. Benson
                                        Vice-President of Finance and
                                            Chief Financial Officer